UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report – February 10, 2009

(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in its charter)

STATE OF UTAH	001-08796	87-0407509
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

180 East 100 South Street, P.O. Box 45433 Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5699

                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

       CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

       CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

a.

On February 10, 2009, the Board of Directors of the Questar Corporation (the Company) approved total compensation for its Named Executive Officers. Mindful of the challenges in the current economic environment, the Board ratified a recommendation from Mr. Rattie that the Board freeze the salaries and target bonuses of all Named Executive Officers, including Messrs. Rattie, Stanley, Parks and Bradley (Mr. Allred retired on September 1, 2008).  In addition, the Board opted to freeze the estimated current market value of long-term incentive grants to these Named Executive Officers at about the same value as 2008. The Board also placed a greater percentage of the Named Executive Officer’s total and long-term incentive compensation “at risk” by allocating a larger amount of each officer’s long-term compensation the Long-Term Cash Incentive Plan (LTCIP). The LTCIP ties the payout under the plan to the company’s total shareholder return (TSR) over the performance period relative to TSR for a pre-defined group of peer companies.

b.

On February 10, 2009, the Board approved restricted stock grants for the named executive officers of the Company and its subsidiaries and approved restricted stock grants or phantom stock grants for non-employee directors.  The Company made the following restricted stock grants:  Mr. Keith O. Rattie – 30,000 shares; Mr. S. E. Parks – 15,500 shares; Mr. Charles B. Stanley – 16,000 shares; and Mr. R. Allan Bradley 1,500 shares. Non-employee directors each received 2,800 shares of restricted stock or phantom stock units. The vesting schedule for all grants is one-third for each of three years beginning in 2010. All of the grants were made pursuant to the terms of the Company's Long-term Stock Incentive Plan, which last received shareholder approval in May 2001. Copies of the forms of agreement for the restricted stock granted to officers and key employees, the form of agreement for the restricted stock granted to non-employee directors and the form of agreement for the phantom stock granted to non-employee directors are filed as exhibits under Item 9.01 Financial Statements and Exhibits.

c.

On February 10, 2009, the Board of Directors approved grants of stock options to the Named Executive Officers in the following amounts:  Mr. Keith O. Rattie – 150,000 shares; Mr. Charles B. Stanley – 108,000 shares; Mr. R. Allan Bradley – 40,000 shares. The option price is $35.38. The options will vest one-third for each of three years beginning in 2010, and expire on March 5, 2016. The grants were made pursuant to the Company’s Long-term Stock Incentive Plan. A copy of the form of agreement for the option grants is attached under Item 9.01 Financial Statements and Exhibits.

d.

The Board on February 10, 2009, approved 2009 performance metrics for the Annual Management Incentive Plan (“AMIP”) and Annual Management Incentive Plan II ("AMIP II") which was approved by shareholders in 2005. The plan metrics include consolidated earnings per share and business unit net income performance metrics. Other Market Resources performance metrics include net income for its major business units and Questar E&P production and cost targets. Questar Gas's additional performance metrics include customer service and operating and maintenance costs. Questar Pipeline's additional performance metrics are operating and maintenance costs per unit of contract demand and metrics related to the performance of its major pipeline units. The Board froze the percentage of base salary available to each of the named executive officers for participation in AMIP or AMIP II. Those percentages are as follows: Mr. Rattie – 100%; Mr. Stanley 90% Mr. Parks – 60%; Mr. Bradley – 60%.

e.

On February 10, 2009, the Company's Board of Directors approved contingent bonuses under the Long-term Cash Incentive Plan (“LTCIP”) for the performance period of 2009 through 2011 and approved the participants in the Plan. The Board also approved the payout for the performance period 2006-2008. The target bonuses under the LTCIP for the 2009-2011 performance period are: Mr. Rattie - $1,050,000; Mr. Stanley - $600,000; and Mr. Bradley - $180,000.

9.01

Exhibits.

Exhibit No.

Exhibit

99.1

Terms and Conditions Restricted Stock dated February 10, 2009, for shares granted to Keith O. Rattie and Charles B. Stanley.

99.2

Terms and Conditions Restricted Stock dated February 10, 2009, for shares granted to other officers.

99.3

Form of Restricted Stock Agreement dated February 10, 2009, for shares ranted to non-employee directors.

99.4

Form of Phantom Stock Agreement dated February 10, 2009, for shares granted to non-employee directors.

99.5

Form of Incentive Stock Option Agreement dated February 10, 2009, for options granted to Keith O. Rattie and Charles B. Stanley.

99.6

Form of Incentive Stock Option Agreement dated February 10, 2009, for options granted to other officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION

   (Registrant)

February 17, 2009

/s/S. E. Parks

S. E. Parks

Senior Vice President and

Chief Financial Officer

List of Exhibits:

Exhibit No.

Exhibit

99.1

Terms and Conditions Restricted Stock dated February 10, 2009, for shares granted to Keith O. Rattie and Charles B. Stanley.

99.2

Terms and Conditions Restricted Stock dated February 10, 2009, for shares granted to other officers.

99.3

Form of Restricted Stock Agreement dated February 10, 2009, for shares ranted to non-employee directors.

99.4

Form of Phantom Stock Agreement dated February 10, 2009, for shares granted to non-employee directors.

99.5

Form of Incentive Stock Option Agreement dated February 10, 2009, for options granted to Keith O. Rattie and Charles B. Stanley.

99.6

Form of Incentive Stock Option Agreement dated February 10, 2009, for options granted to other officers.

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